SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 20, 2002

                               Levi Strauss & Co.
             (Exact name of registrant as specified in its charter)


        DELAWARE                     333-36234                   94-0905160
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                          Identification Number)

           1155 Battery Street
        San Francisco, California                                  94111
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (415) 501-6000

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Attached hereto as Exhibit 99 is a copy of Levi Strauss & Co.'s press release dated June 20, 2002 titled "Levi Strauss & Co. Announces Second-Quarter 2002 Financial Results."

ITEM 7.  EXHIBIT.

99        Press Release dated June 20, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 20, 2002

                                 LEVI STRAUSS & CO.


                                 By   /s/ William B. Chiasson
                                          -------------------
                                          William B. Chiasson
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                  Description
--------------                  -----------

    99                Press Release dated June 20, 2002

                                                                      EXHIBIT 99

    LEVI                            1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
  NEWS            Investor Contact: Christine Greany, Tidal Communications, Inc.
                                    (203) 866-4401
For Immediate Release
---------------------
                     Media Contact: Linda Butler, Levi Strauss & Co.
                                    (415) 501-3317

       LEVI STRAUSS & CO. ANNOUNCES SECOND-QUARTER 2002 FINANCIAL RESULTS

SAN FRANCISCO (June 20, 2002) - Levi Strauss & Co. today announced financial results for the second fiscal quarter ended May 26, 2002. Although sales were affected by difficult market conditions worldwide, the company turned in a good performance against several key financial measures and expects to meet its previously stated financial targets for the full year, including stabilizing sales.

Second-quarter net sales declined 12 percent to $924 million compared to $1,044 million in the second quarter of 2001. Had currency rates remained constant at 2001 levels, net sales would have declined approximately 11 percent for the period.

"We said the quarter would be tough and it was, but we are still on track to stabilize our sales by year-end," said chief executive officer Phil Marineau. "We were hit by stiff price competition in Europe, but our U.S. and Asia Pacific businesses met our expectations. Despite the difficult retail environment throughout most of our markets, we sustained solid profit margins, generated strong cash flow and brought down debt.

"This is the inflection point for our company turnaround," said Marineau. "From now through the end of the year, we expect to see significant improvement in sales trends. We have excellent bookings with our retail customers, and are launching new products and marketing programs around the world to drive sales. This includes the introduction of lower-priced Levi's(R) jeans and Dockers(R) khakis in Europe and a revamped Levi's(R) jeans line in the United States. When you look at our products, retail relationships and operations, we are more competitive today than we have been in years."

                                    -- more--

LS&CO. Q2/Add One
June 20, 2002

During the second quarter, the company announced the closure of six manufacturing plants in the United States and two plants in Scotland. These actions resulted in a one-time pre-tax restructuring charge of $150 million in the second quarter of 2002. This was partially offset by a $9 million reversal of restructuring charges taken in earlier years. The $150 million charge includes $26 million of non-cash asset write-offs, as well as costs related to items such as severance and outplacement services.

Marineau said, "Increasing the variable nature of our cost structure will help us maintain our strong margins and cash flow while reinvesting in the business. The savings we realize as a result of these plant closures will allow us to direct more resources to the product, marketing and retail initiatives that are driving our business turnaround."

Second-quarter gross profit, which includes restructuring related expenses of $30 million primarily for workers' compensation and pension enhancements, was $370 million, or 40.0 percent of sales. Excluding restructuring related expenses, gross profit in the second quarter of 2002 was $400 million, or 43.3 percent of sales, which compares to $453 million, or 43.3 percent of sales, in the second quarter of 2001. The strength of gross margin this quarter reflects the company's favorable sourcing arrangements.

Operating loss for the quarter, including restructuring charges and related expenses of $171 million, was $82 million. Excluding restructuring charges and related expenses, operating income in the second quarter of 2002 declined 28 percent to $89 million compared to $124 million in the prior year period.

EBITDA, which the company defines as operating income excluding depreciation and amortization, was a loss of $64 million, which includes restructuring charges and related expenses of $171 million. Excluding restructuring charges and related expenses, EBITDA in the second quarter of 2002 was $107 million, or 11.6 percent of sales, compared to $145 million, or 13.9 percent of sales, in the second quarter of 2001.

                                     -more-

LS&CO. Q2/Add Two
June 20, 2002

Second-quarter net loss, including restructuring charges and related expenses of $171 million, was $81 million. Excluding restructuring charges and related expenses, second-quarter net income in 2002 declined 65 percent to $15 million versus $43 million in the second quarter of 2001.

As of May 26, 2002, total debt stood at $1.86 billion, which compares to $1.96 billion as of the fiscal year ended November 25, 2001.

"Strong control over costs and inventories helped us further reduce debt in what was a particularly challenging quarter. In fact, year-to-date, debt has been reduced by $100 million," said Bill Chiasson, chief financial officer. "For the full year, we continue to expect gross margins and EBITDA margins to be within our previously stated target ranges of 40-42 percent and 11-13 percent, respectively, before restructuring and related charges."

Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R) and Dockers(R) brands.

The company's second-quarter investor conference call, featuring Philip Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at www.levistrauss.com on June 20, 2002 at 10 a.m. EDT. A replay is available on the Web site the same day beginning at approximately 1 p.m. EDT and will remain until July 5, 2002. A telephone replay also is available at (706) 645-9291, I.D. #4364249 from approximately 1 p.m. EDT through June 27, 2002.

This news release includes forward-looking statements about sales performance and trends; customer bookings and orders; gross margins and EBITDA margins; new product introductions; marketing and advertising initiatives; and other matters. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. When used in this discussion, the words "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements and the discussion are subject to risks and uncertainties including, without limitation, risks related to the impact of changing domestic and international retail environments; changes in the level of consumer spending or preferences in apparel; dependence on key distribution channels, customers and suppliers; order completion by customers; competitive products; changing fashion trends; our supply chain executional performance; the effectiveness of our promotion and marketing funding programs with retailers; ongoing competitive pressures in the apparel industry; trade restrictions; consumer and customer reactions to new products and retailers; political or financial instability in countries where our products are manufactured; and other risks detailed in our annual report on Form 10-K, registration statements and other filings with the Securities and Exchange Commission. Our actual results might differ materially from historical performance or current expectations. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
                                      ###


                               LEVI STRAUSS & CO.

                        CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                           Three Months Ended        Six Months Ended
                                                                          -------------------       ---------------------
                                                                          May 26,     May 27,       May 26,       May 27,
                                                                          -------     -------       -------       -------
                                                                           2002        2001          2002          2001
                                                                           ----        ----          ----          ----

Net sales...........................................................    $ 923,518   $1,043,937   $1,858,802   $2,040,320
Cost of goods sold..................................................      553,974      591,442    1,090,674    1,147,891
                                                                        ---------   ----------   ----------   ----------
   Gross profit.....................................................      369,544      452,495      768,128      892,429
Marketing, general and administrative expenses......................      318,804      336,128      617,739      662,224
Other operating (income)............................................       (8,511)      (7,365)     (14,624)     (14,539)
Restructuring charges, net of reversals.............................      141,078           --      141,078           --
                                                                        ---------   ----------   ----------   ----------
   Operating income (loss)..........................................      (81,827)     123,732       23,935      244,744
Interest expense....................................................       42,510       53,898       90,533      123,103
Other (income) expense, net.........................................       19,569          899        8,104        5,767
                                                                        ---------   ----------   ----------   ----------
   Income (loss) before taxes.......................................     (143,906)      68,935      (74,702)     115,874
Income tax expense (benefit)........................................      (62,957)      25,507      (37,351)      42,874
                                                                        ---------   ----------   ----------   ----------
   Net income (loss)................................................    $ (80,949)  $   43,428   $  (37,351)  $   73,000
                                                                        =========   ==========   ===========  ==========

    EBITDA margin...................................................         (6.9)%       13.9%         3.2%        14.1%
                                                                             ====         ====          ===         ====

                                                          NET SALES BY REGION
                                                             (in millions)
                                                              (Unaudited)

                                            Three Months Ended                      Six Months Ended
                                            ------------------                      ----------------
Net Sales                           May 26,     May 27,     Percent         May 26,      May 27,     Percent
---------                           -------     -------     -------         -------      -------     -------
                                     2002        2001        Change          2002         2001        Change
                                     ----        ----        ------          ----         ----        ------

Americas                           $596.7       $ 682.1       (12.5%)      $1,198.0     $1,344.3      (10.9%)
Europe                              241.4         276.7       (12.8%)         502.0        534.0       (6.0%)
Asia                                 85.5          85.1         0.4%          158.8        162.0       (2.0%)

Total Company                      $923.5      $1,043.9       (11.5%)      $1,858.8     $2,040.3       (8.9%)


                                            Three Months Ended                      Six Months Ended
                                            ------------------                      ----------------
Net Sales at Prior Year             May 26,     May 27,     Percent         May 26,      May 27,     Percent
Currency Exchange Rates             -------     -------     -------         -------      -------     -------
                                     2002        2001        Change          2002         2001        Change
                                     ----        ----        ------          ----         ----        ------
                                   (Restated)                              (Restated)

Americas                           $598.7       $ 682.1        (12.2%)      $1,201.1     $1,344.3      (10.7%)
Europe                              245.8         276.7        (11.2%)         517.5        534.0       (3.1%)
Asia                                 89.1          85.1          4.7%          168.5        162.0        4.0%

Total Company                      $933.7      $1,043.9        (10.6%)      $1,887.2     $2,040.3       (7.5%)


                               LEVI STRAUSS & CO.

The following supplemental consolidated statements of income present the effects of excluding restructuring charges and related expenses. The "Restructuring" columns reflect the amounts of the restructuring charges and related expenses. The "As Adjusted" columns reflect consolidated statements of income for the periods in 2002 excluding the effects of the restructuring charges and related expenses.

                                            SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                                       FOR THE THREE MONTHS ENDED MAY 26, 2002 AND MAY 27, 2001
                                                        (Dollars in Thousands)
                                                              (Unaudited)

                                                                      As                            As             As
                                                                   Reported     Restructuring    Adjusted       Reported
                                                                   --------     -------------    --------       --------
                                                                    May 26,        May 26,        May 26,        May 27,
                                                                    -------        -------        -------        -------
                                                                     2002           2002           2002           2001
                                                                     ----           ----           ----           ----

Net sales....................................................     $ 923,518       $     --       $923,518     $1,043,937
Cost of goods sold...........................................       553,974        (30,099)       523,875        591,442
                                                                  ---------       --------       --------     ----------
   Gross profit..............................................       369,544         30,099        399,643        452,495
Marketing, general and administrative expenses...............       318,804             --        318,804        336,128
Other operating (income).....................................        (8,511)            --         (8,511)        (7,365)
Restructuring charges, net of reversals......................       141,078       (141,078)            --             --
                                                                  ---------       --------       --------     ----------
   Operating income (loss)...................................       (81,827)       171,177         89,350        123,732
Interest expense.............................................        42,510             --         42,510         53,898
Other (income) expense, net..................................        19,569             --         19,569            899
                                                                  ---------       --------       --------     ----------
   Income (loss) before taxes................................      (143,906)       171,177         27,271         68,935
Income tax expense (benefit).................................       (62,957)        74,976         12,019         25,507
                                                                  ---------       --------       --------     ----------
   Net income (loss).........................................     $ (80,949)      $ 96,201       $ 15,252     $   43,428
                                                                  =========       ========       ========     ==========

   EBITDA margin............................................           (6.9)%                        11.6%          13.9%
                                                                       ====                          ====           ====

                                            SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                                        FOR THE SIX MONTHS ENDED MAY 26, 2002 AND MAY 27, 2001
                                                        (Dollars in Thousands)
                                                              (Unaudited)

                                                                      As                            As             As
                                                                   Reported     Restructuring    Adjusted       Reported
                                                                   --------     -------------    --------       --------
                                                                    May 26,        May 26,        May 26,        May 27,
                                                                    -------        -------        -------        -------
                                                                     2002           2002           2002           2001
                                                                     ----           ----           ----           ----
Net sales....................................................    $1,858,802       $     --     $1,858,802     $2,040,320
Cost of goods sold...........................................     1,090,674        (30,099)     1,060,575      1,147,891
                                                                 ----------       --------     ----------     ----------
   Gross profit..............................................       768,128         30,099        798,227        892,429
Marketing, general and administrative expenses...............       617,739             --        617,739        662,224
Other operating (income).....................................       (14,624)            --        (14,624)       (14,539)
Restructuring charges, net of reversals......................       141,078       (141,078)            --             --
                                                                 ----------       --------     ----------     ----------
   Operating income..........................................        23,935        171,177        195,112        244,744
Interest expense.............................................        90,533             --         90,533        123,103
Other (income) expense, net..................................         8,104             --          8,104          5,767
                                                                 ----------       --------     ----------     ----------
   Income (loss) before taxes................................       (74,702)       171,177         96,475        115,874
Income tax expense (benefit).................................       (37,351)        74,976         37,625         42,874
                                                                 ----------       --------     ----------     ----------
  Net income (loss).........................................     $  (37,351)      $ 96,201      $  58,850     $   73,000
                                                                 ==========       ========     ==========     ==========

    EBITDA margin............................................           3.2%                         12.4%          14.1%
                                                                        ===                          ====           ====



                                                          LEVI STRAUSS & CO.

                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (Dollars in Thousands)

                                                                                         May 26,     November 25,
                                                                                          2002           2001
                                                                                          ----           ----
                                                                                       (Unaudited)

ASSETS
------

Cash and cash equivalents...........................................................     $  115,603    $  102,831
Trade receivables, net..............................................................        473,006       621,224
Total inventories ..................................................................        673,536       610,177
Property, plant and equipment, net..................................................        469,559       514,711
Other assets .......................................................................      1,164,981     1,134,543
                                                                                         ----------    ----------
                  Total Assets......................................................     $2,896,685    $2,983,486
                                                                                         ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current maturities of long-term debt and short-term borrowings......................      $ 178,588     $ 162,944
Accounts payable....................................................................        188,050       234,199
Restructuring reserves..............................................................        135,065        45,220
Other current liabilities...........................................................        717,258       540,823
                                                                                         ----------    ----------
       Total current liabilities....................................................      1,218,961       983,186
Long-term debt, less current maturities.............................................      1,683,209     1,795,489
Long-term employee related benefits.................................................        364,296       384,751
Postretirement medical benefits.....................................................        540,749       544,476
Other long-term liabilities.........................................................         62,098       211,527
                                                                                         ----------    ----------
                  Total liabilities.................................................      3,869,313     3,919,429
                                                                                         ----------    ----------
                  Total stockholders' deficit.......................................       (972,628)     (935,943)
                                                                                         ----------    ----------
                  Total Liabilities and Stockholders' Deficit.......................     $2,896,685    $2,983,486
                                                                                         ==========    ==========